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Exhibit 99.2

        In connection with the Quarterly Report of FAO, Inc. (the "Company") on Form 10-Q for the period ending November 2, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raymond P. Springer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (3)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (4)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 17, 2002	/s/ RAYMOND P. SPRINGER Raymond P. Springer Chief Financial Officer (Principal Accounting and Financial Officer)

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  Exhibit 99.2